Exhibit 3.9
BYLAWS
OF
DELIVERY DESIGN SYSTEMS, INC.
ARTICLE I
OFFICES AND CORPORATE SEAL
          Section 1. PRINCIPAL OFFICE. In addition to its known place of business, which shall be the office of its Statutory Agent, the Corporation shall maintain a principal office in Maricopa County, Arizona.
          Section 2. OTHER OFFICES. The Corporation may also maintain offices at such other place or places, either within or without the State of Arizona, as may be designated from time to time by the Board of Directors, and the business of the Corporation may be transacted at such other offices with the same effect as that conducted at the principal office.
          Section 3. CORPORATE SEAL. A corporate seal shall not be requisite to the validity of any instrument executed by or on behalf of the Corporation, but nevertheless if in any instance a corporate seal be used the same shall be a circle having on the circumference thereof the name of the Corporation, and in the center thereof “Corporate Seal Arizona” and the year of incorporation.
ARTICLE II
SHAREHOLDERS
          Section 1. SHAREHOLDERS’ MEETINGS. All meetings of the Shareholders shall be held at such place as may be fixed from time to time by the Board of Directors, or in the absence of direction by the Board of Directors, by the Chairman, President or Secretary of the Corporation, either within or without the State of Arizona, as shall be stated in the notice of the meeting or in a duly executed waiver of notice thereof.
          Section 2. ANNUAL MEETINGS. Annual meetings of the Shareholders shall be held on the second Monday in March of each year, if not a legal holiday, and if a legal holiday, then on the next business day following, or at such other date and time as shall be designated from time to time by the Board of Directors and stated in the notice of the meeting. At the annual meeting, Shareholders shall elect a Board of Directors and transact such other business as may properly be brought before the meeting.
          Section 3. SPECIAL MEETINGS. Special meetings of the Shareholders, for any purpose or purposes, unless otherwise prescribed by statute or by the Articles of Incorporation, may be called by the President and shall be called by the Chairman, President or Secretary at the request in writing of a majority of the Board of Directors, or at the request in writing of Shareholders owning a majority in amount of the entire capital stock of the Corporation issued, outstanding and entitled to vote. Such request shall state the purpose or purposes of the proposed meeting.
          Section 4. NOTICE OF MEETINGS. Written notice of the annual or special meeting stating the place, date and hour of the meeting, and in the case of a special meeting, the purpose or purposes for which the special meeting is being called, shall be given to each Shareholder of record entitled to vote at such meeting, not less than ten (10) nor more than fifty (50) days before the date of the meeting. Shareholders entitled to vote at the meeting shall be determined as of four o’clock (4:00) in the afternoon on the day before notice of the meeting is sent. Business transacted at any special meeting of Shareholders shall be limited to the purposes stated in the notice.
          Section 5. LIST OF SHAREHOLDERS. The Officer who has charge of the stock ledger of the Corporation shall prepare and make, not less than ten (10) days nor more than sixty (60) days before every meeting of Shareholders, a complete list of the Shareholders entitled to vote at the meeting, arranged in alphabetical order, and showing the address and the number of shares registered in the name of each Shareholder. Such list shall be open to the examination of any Shareholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days prior to the meeting, either at a place within the city where the meeting is to be held, which place shall be specified in the notice of the meeting, or, if not so specified, at the place where the meeting is to be held. The list shall also be produced and kept at the time and place of the meeting during the meeting, and may be inspected by any Shareholder present.
          Section 6. QUORUM AND ADJOURNMENT. Holders of a majority of the shares issued, outstanding, and entitled to vote at the meeting, present in person or represented by proxy, shall constitute a quorum at all meetings of the Shareholders for the transaction of business except as otherwise provided by statute or by the Articles of Incorporation. If, however, such quorum shall not be present or represented at any meeting of the Shareholders, the Shareholders entitled to vote at the meeting present in person or represented by proxy, shall have power to adjourn the meeting to another time or place, without notice other than announcement at the meeting at which adjournment is taken, until a quorum shall be present or represented. At such adjourned meeting at which a quorum shall be present or represented, any business may be transacted that might have been transacted at the meeting originally notified. If the adjournment is for more than thirty (30) days, or if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given to each Shareholder of record entitled to vote at the meeting.
          Section 7. MAJORITY REQUIRED. When a quorum is present at any meeting, the vote of the holders of a majority of the voting shares present, whether in person or represented by a proxy, shall decide any question brought before such meeting, unless the question is one upon which, by express provision of the statutes or of the Articles of Incorporation, a different vote is required, in which case such express provision shall govern and control the decision of such question.
          Section 8. VOTING. At every meeting of the Shareholders, each Shareholder shall be entitled to one vote in person or by proxy for each share of the capital stock having voting power held by such Shareholder, but no proxy shall be voted or acted upon after eleven (11) months from its date, unless the proxy provides for a longer period.
          Section 9. ACTION WITHOUT MEETING. Any action required or permitted to be taken at any annual or special meeting of Shareholders may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action so taken, shall be signed by the holders of all of the outstanding shares entitled to vote with respect to the subject matter of the action.
          Section 10. CONFERENCE BY TELEPHONE MEETINGS. Shareholders may participate in a meeting of the Shareholders by telephone conference or similar means of communication in which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
          Section 11. WAIVER OF NOTICE. Attendance of a Shareholder at a meeting shall constitute a waiver of notice of such meeting, except when such attendance at the meeting is for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Shareholder may waive notice of any annual or special meeting of Shareholders by executing a written notice of waiver either before or after the time of the meeting.
          Section 12. WAIVER OF IRREGULARITIES. All informalities or irregularities in calls, notices of meetings and in the manner of voting, form of proxies, credentials, and method of ascertaining those present, shall be deemed waived if no objection is made at the meeting.

ARTICLE III
DIRECTORS
          Section 1. NUMBER. The number of Directors which shall constitute the whole Board of Directors shall be not fewer than two (2) nor more than seven (7) Directors, with the exact number to be fixed from time to time by resolutions of the Board of Directors. The Directors shall be elected at the Annual Meeting of the Shareholders, except as provided in Section 2 of this Article, and each Director elected shall hold office until his successor is elected and qualified. Directors need not be Shareholders.
          Section 2. VACANCIES. Vacancies and newly created directorships resulting from any increase in the authorized number of Directors may be filled by the affirmative vote of a majority of the remaining Directors then in office, though not less than a quorum, or by a sole remaining Director, and the Directory so chosen shall hold office until the next annual election and until their successors are duly elected and qualified, unless sooner displaced. If there are no Directors in office, then an election of Directors may be held in the manner provided by statute.
          Section 3. POWERS. The business and affairs of the Corporation shall be managed by its Board of Directors, which may exercise all such powers of the Corporation and do all such lawful acts as are not by statute, the Articles of Incorporation, or these Bylaws directed or required to be exercised or done by the Shareholders.
          Section 4. PLACE OF MEETINGS. The Board of Directors of the Corporation may hold meetings, both regular and special, either within or without the state of Arizona, or in any manner, including but not limited to a conference telephone call as the Chairman or President may select.
          Section 5. ANNUAL MEETINGS. The first meeting of each newly elected Board of Directors shall be held immediately following the Annual Meeting of Shareholders and in the same place as the Annual Meeting of Shareholders, and no notice to the newly elected Directors of such meeting shall be necessary in order to legally hold the meeting, providing a quorum shall be present. In the event such meeting is not held, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver by all of the Directors.
          Section 6. REGULAR MEETINGS. Regular meetings of the Board of Directors may be held without notice at such time and at such place as shall from time to time be determined by the Board of Directors.
          Section 7. SPECIAL MEETINGS. Special meetings of the Board of Directors may be called by the President or the Secretary on one (1) day’s notice to each Director, either personally, by mail, by telegram, facsimile transmission or by telephone; special meetings shall be called by the Chairman, President or Secretary in like manner and on like notice on the written request of one (1) Director.
          Section 8. QUORUM. A majority of the Board of Directors shall constitute a quorum and the concurrence of a majority of those present shall be sufficient to conduct the business of the Board of Directors, except as may be otherwise specifically provided by statute or by the Articles of Incorporation. If a quorum shall not be present at any meeting of the Board of Directors, the Directors then present may adjourn the meeting to another time or place, without notice other than announcement at the meeting, until a quorum shall be present.
          Section 9. ACTION WITHOUT MEETING. Unless otherwise restricted by the Articles of Incorporation or these Bylaws, any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting, if all members of the Board of Directors consent thereto in writing, and the writing or writings are filed with, the minutes of the proceedings of the Board of Directors.
          Section 10. CONFERENCE BY TELEPHONE MEETINGS. Directors may participate in a meeting of the Directors by telephone conference or similar means of communication in which all persons participating in the meeting can hear each other. Participation in a meeting pursuant to this Section shall constitute presence in person at such meeting.
          Section 11. EXECUTIVE COMMITTEE. There may, at the discretion of the Board of Directors be an Executive Committee consisting of up to three (3) members of the Board of Directors who shall be elected by a majority of the whole Board of Directors at any meeting of the Board of Directors. Members of the Executive Committee shall serve at the pleasure of the Board of Directors and each member of the Executive Committee may be removed with or without cause at any time by resolution adopted by a majority of the whole Board of Directors. In the event any vacancy occurs in the Executive Committee, the vacancy shall be filled by the Board of Directors. The Executive Committee shall have and may exercise the powers of the Board of Directors in the management of the business and affairs of the Corporation, but shall not possess any authority of the Board of Directors prohibited by law. The Executive Committee shall report on actions taken by it at the next succeeding meeting of the Board of Directors.

          Section 12. COMPENSATION. The Directors may be paid their expenses, if any, for attendance at each meeting of the Board of Directors and may be paid a fixed sum for attendance at each meeting of the Board of Directors or a stated salary as Director. No such payment shall preclude any Director from serving the Corporation in any other capacity and receiving compensation therefor. The amount or rate of such compensation for members of the Board of Directors shall he established by the Board of Directors and shall be set forth in the minutes of the Board of Directors.
          Section 13. WAIVER OF NOTICE. Attendance of a Director at a meeting shall constitute waiver of notice of such meeting, except when the person attends the meeting for the express purpose of objecting to the transaction of any business because the meeting is not lawfully called or convened. Any Director may waive notice of any annual, regular or special meeting of Directors by executing a written waiver of notice, either before or after the time of the meeting.
ARTICLE IV
OFFICERS
          Section 1. DESIGNATION OF TITLES. The Officers of the Corporation shall be chosen by the Board of Directors and shall be a President, a Secretary and a Treasurer. The Board of Directors may also choose a Chairman of the Board of Directors, Vice President(s) and one or more Assistant Secretaries and Assistant Treasurers. Any number of offices may be held by the same person, with the exception of President and Secretary, unless the Articles of Incorporation, these Bylaws or Arizona Revised Statutes otherwise provide.
          Section 2. APPOINTMENT OF OFFICERS. The Board of Directors at its first meeting after each Annual Meeting of Shareholders shall choose a President, a Secretary and a Treasurer and may choose a Chairman of the Board of Directors, each of whom shall serve at the pleasure of the Board of Directors. The Board of Directors at any time may appoint such other Officers and agents as it shall deem necessary to hold offices at the pleasure of the Board of Directors and to exercise such powers and perform such duties as shall be determined from time to time by the Board of Directors.
          Section 3. SALARIES. The salaries of the Officers shall be fixed from time to time by the Board of Directors, and no Officer shall be prevented from receiving such salary by reason of the fact that he is also a Director of the Corporation. The salaries of the Officers or the rate by which salaries are fixed shall be set forth in the minutes of the meetings of the Board of Directors.
          Section 4. REIMBURSEMENT OF DISALLOWED COMPENSATION. Any payments made to an Officer of the Corporation, such as salary, commission, bonus, interest, rent, medical expense reimbursement, or entertainment expenses incurred by him or any other form of compensation which shall be disallowed in whole or in part as a deductible expense by the Internal Revenue Service or any state taxing commission or agency, shall be reimbursed by such Officer to the Corporation to the full extent of such tax allowance. In lieu of payment by the Officer, subject to the determination of the directors, proportionate amounts may be withheld from his future salaried compensation payments until the amount owed to the Corporation has been fully recovered.
          Section 5. VACANCIES. A vacancy in any office because of death, resignation, removal, disqualification or otherwise may be filled by the Board of Directors at any time.
          Section 6. CHAIRMAN OF THE BOARD. The Chairman of the Board of Directors, if one shall be appointed and be serving, shall preside at all meetings of the Board of Directors and shall perform such other duties as from time to time may be assigned to him or her.
          Section 7. PRESIDENT. The President shall preside at all meetings of Shareholders, and if a Chairman of the Board of Directors shall not have been appointed or, having been appointed, shall not be serving or be absent, the President shall preside at all meetings of the Board of Directors. He shall sign all deeds and conveyances, all contracts and agreements, and all other instruments requiring execution on behalf of the Corporation, and shall act as Operating and Directing Head of the Corporation, subject to policies established by the Board of Directors.
          Section 8. VICE PRESIDENT. There shall be as many Vice Presidents as shall be determined by the Board of Directors from time to time, and they shall perform such duties as from time to time may be assigned to them. Any one of the Vice Presidents, as authorized by the Board of Directors, shall have all the powers and perform all the duties of the President in case of the temporary absence or inability of the President to act, the office shall be declared vacant by the Board of Directors and a successor chosen by the Board of Directors.
          Section 9. SECRETARY. The Secretary shall see that the minutes of all meetings of Shareholders, of the Board of Directors, and of any standing committees are kept. The Secretary shall be the custodian of the Corporate Seal and shall affix it to all proper instruments when deemed advisable by him or her. The Secretary shall give or cause to be given required notices of all meetings of the Shareholders and of the Board of Directors. The Secretary shall have charge of all the books and records of the Corporation except the books of account and such other duties as may be assigned to him or her.
          Section 10. TREASURER. The Treasurer shall have general custody of all the funds and securities of the Corporation except such as may be required by law to be deposited with any state official. The Treasurer shall see to the deposit of the funds of the Corporation in such bank or banks as the Board of Directors may designate. Regular books of account shall be kept under the Treasurer’s direction and supervision, and he or she shall render financial statements to the President, Directors and Shareholders at proper times. The Treasurer shall have charge of the preparation and filing of such reports, financial statements and returns as may be required by law. The Treasurer shall give the Corporation such fidelity bond as may be required, and the premium therefor shall be paid by the Corporation as an operating expense.
          Section 11. ASSISTANT SECRETARIES and ASSISTANT TREA-SURERS. There may be such number of Assistant Secretaries and Assistant Treasurers as from time to time the Board of Directors may fix, and such persons shall perform such functions as from time to time may be assigned to them. No Assistant Secretary or Assistant Treasurer shall have power or authority to collect, account for, or pay over any tax imposed by a federal, state or city government.
ARTICLE V
CAPITAL STOCK
          Section 1. SHARE CERTIFICATES. Certificates representing shares of the corporation shall be in such form as shall be determined by the Board of Directors. Such certificates shall be signed by the Chairman or the President and by the Secretary or by such other Officers authorized by law and by the Board of Directors so to do, and the Seal of the Corporation shall be imposed thereon. All certificates of shares shall be consecutively numbered or otherwise identified. The name and address of the person to whom the shares represented thereby are issued, with a number of shares and date of issue, shall be entered on the stock transfer books of the Corporation. The Corporation shall be entitled to treat the holder of record of shares as the holder-in-fact, and, except as otherwise provided by the laws of Arizona, shall not be bound to recognize any equitable or other claim to or interest in the shares. All certificates surrendered to the Corporation for transfer shall be cancelled and no new certificates shall be issued until the former certificate for a like number of shares shall have been surrendered and cancelled, except that in the case of lost, destroyed or mutilated certificate, a new certificate may be issued therefor upon such terms and indemnity to the Corporation as the Board of Directors may prescribe.
          Section 2. RESTRICTIONS ON STOCK TRANSFERS. No sale, pledge or other transfer for consideration of shares of stock of this Corporation shall be valid or effective until the Shareholder, his or her personal representative or heir gives notice to the Secretary of this Corporation of the proposed transfer and a brief description thereof, and either (1) counsel for the Corporation, upon reviewing the proposed transfer, renders an opinion that the proposed transfer may be effected without registration under the Securities Act of 1934 or any similar federal statute and under the securities law of any state in which the whole or any part of such transfer takes place; or (2) if, in the opinion of counsel for the Corporation, such registration is necessary, then until such registration is in effect.
          Notice as used herein shall be sufficient if in writing and if sent by registered mail.
          Section 3. TRANSFER. Certificates of stock shall be transferred on the books of the Corporation by assignment made by the owner, his attorney in fact or legal representative, and by delivery of the certificate, duly endorsed, to the Secretary of the Corporation for transfer, accompanied by proper evidence of succession, assignment or authority to transfer and with such further supporting documents as the Corporation may reasonably require. Each certificate surrendered for transfer shall be marked “Cancelled” by the Secretary and an incision on the certificate shall be made through the names of the subscribing Officers, and the cancelled certificate shall be affixed to its stub.
          Section 4. LOST CERTIFICATE. Should the owner of any certificate of stock make application to the Corporation for the issuance of a duplicate by reason of the loss or destruction of his certificate, he shall accompany his application by an affidavit setting forth the time, place and circumstances of such loss or destruction, together with a bond in such amount and with such surety or sureties acceptable to the Secretary of the Corporation, indemnifying the Corporation against such loss as it may suffer by reason of the issuance of a duplicate certificate or the refusal to recognize the certificate that was allegedly lost or destroyed. Upon satisfaction of the foregoing, a duplicate certificate shall be marked “Duplicate”, and the stub of the certificate lost or destroyed shall indicate the issuance of the duplicate. The Board of Directors may, in its discretion, waive the requirement of a surety or sureties on the bond.
          Section 5. DIVIDENDS. The Board of Directors may from time to time declare dividends upon the capital stock of the Corporation from the unreserved and unrestricted earned surplus or the unreserved and unrestricted earned net profits of the Corporation, in compliance with A.R.S. § 10-045.
ARTICLE VI
INDEMNIFICATION
          Section 1. DIRECTORS AND OFFICERS; THIRD PARTY ACTIONS. The Corporation shall indemnify any Director or Officer of the Corporation who was or is a party, or is threatened to be made a party, to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Corporation) by reason of the fact that he or she is or was an authorized representative of the Corporation (which, for the purposes of this Article, shall mean a Director or Officer of the Corporation) against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by he or she in connection with such action, suit or proceeding, if he or she acted, or failed to act, in good faith and in a manner which he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, he or she had no reasonable cause to believe that the conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement or conviction, or upon a plea of no contest or its equivalent, shall not, of itself, create a presumption that he or she did not act, or fail to act, in good faith and in a manner reasonably believed to be in, or not opposed to, the best interests of the Corporation, and, with respect to any criminal action or proceeding, that he or she had reasonable cause to believe that the conduct was unlawful.
          Section 2. DIRECTORS AND OFFICERS — DERIVATIVE ACTIONS. The Corporation shall indemnify any Director or Officer of the Corporation who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Corporation to procure a judgment in its favor by reason of the fact that he or she is or was an authorized representative of the Corporation, against expenses, including attorneys’ fees, actually and reasonably incurred by him or her in connection with the defense or settlement of such action or suit if he or she acted, or failed to act, in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the best interests of the Corporation, provided, however, that no indemnification shall be made in respect to any claim, issue or matter as to which he or she shall have been adjudged to be liable to the Corporation unless, and only to the extent that, the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, he or she is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper.
          Section 3. EMPLOYEES AND AGENTS. To the extent that an authorized representative of the Corporation who neither was nor is a Director or Officer of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Sections 1 and 2 of this Article, he or she shall be indemnified by the Corporation against expenses (including attorneys’ fees) actually and reasonably incurred in connection therewith. Such an authorized representative may, at the discretion of the Corporation, be indemnified by the Corporation in any other circumstances to the same extent as the Corporation would have been required by Sections 1 or 2 of this Article to indemnify him or her if he or she were or had been a Director of Officer of the Corporation.
          Section 4. PROCEDURE FOR EFFECTING INDEMNIFICATION. Indemnification under Sections 1, 2 or 3 of this Article shall, unless ordered by a court (in which case the expense, including attorneys’ fees, of the authorized representative in enforcing the right of indemnification shall be added to and included in the final judgment against the Corporation) be made in a specific case upon a determination that indemnification of the authorized representative is required or proper in the circumstances because he or she has met the applicable standard of conduct set forth in Sections 1 or 2 of this Article Such a determination shall be made by any one of the following:
               a. By the Board of Directors, by a majority vote of a quorum consisting of Directors who were not parties to such action, suit or proceeding;
               b. If such a quorum is not obtainable, then in a written opinion of independent legal counsel appointed by a majority of the disinterested Directors for that purpose;
               c. If there are no disinterested Directors, by the court or other body before which the action, suit or proceeding was brought, or by any court of competent jurisdiction upon the approval of an application by any person seeking indemnification, in which case indemnification may include the expenses, including attorneys’ fees, actually and reasonably paid in connection with such application; or
               d. By the Shareholders.
          Section 5. ADVANCING EXPENSES. Expenses, including attorneys’ fees, incurred by an authorized representative of the Corporation in defending a civil or criminal action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding, upon receipt of an undertaking by or on behalf of a Director or Officer to repay such amount if it is ultimately determined that he or she is not entitled to be indemnified by the Corporation as required by this Article or authorized by law and may be paid by the Corporation in advance on behalf of any other authorized representative when authorized by the Board of Directors upon receipt of a similar undertaking.
          Section 6. MAINTENANCE OF INSURANCE. The Corporation shall have power to purchase and maintain insurance on behalf of any person who is or was a Director, Officer, employee or agent of the Corporation, or is or was serving at the request of the Corporation as a Director, Officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the Corporation should have the power to indemnify him or her against such liability under the provisions of this Article.
          Section 7. SAVINGS CLAUSE. The indemnification and other benefits provided by or granted pursuant to this Article, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and inure to the benefit of the heirs, executors and administrators of the person.
          Section 8. SCOPE OF ARTICLE.
               a. Each person who shall act as an authorized representative of the Corporation shall be deemed to be doing so in reliance upon such rights of indemnification as are provided in this Article.
               b. The indemnification provided in this Article or otherwise provided by law shall not be deemed exclusive of any other rights to which those benefited may be entitled under any agreement, vote of Shareholders or disinterested Directors, statute or otherwise, both as to action in an official capacity and as to action in another capacity while holding such office or position.
ARTICLE VII
REPEAL, ALTERATION OR AMENDMENT
          These Bylaws may be repealed, altered, or amended, or substitute Bylaws may be adopted at any time, either (i) by an affirmative vote of the Shareholders entitled to cast at least a majority of the votes which all Shareholders are entitled to cast thereon at a duly organized Annual or Special Meeting of Shareholders, or (ii) with respect to those matters which are not by statute reserved exclusively to the Shareholders, by an affirmative vote of a majority of the Board of Directors of the Corporation at any Regular or Special Meeting of Directors.
ARTICLE IX
MISCELLANEOUS PROVISIONS
          Section 1. FISCAL YEAR. The fiscal year of the Corporation shall be determined by the Board of Directors.
          Section 2. BOOKS. There shall be kept at such office of the Corporation as the Board of Directors shall determine, within or without the State of Arizona, correct books and records of account of all its business and transactions, minutes of the proceedings of its members, Board of Directors and committees and such other books and records as the Board of Directors may from time to time determine.

C E R T I F I C A T E
          I, the undersigned, do hereby certify:
          1. I am the duly elected Secretary of DELIVERY DESIGN SYSTEMS, INC., an Arizona Corporation.
          2. The foregoing Bylaws constitute the original Bylaws of said Corporation as duly adopted by written consent at the Organizational Meeting of the Board of Directors held on the __ day of May, 1991.
          3. All of the Directors of said Corporation were present at said meeting and voted unanimously in favor of the adopting of said Bylaws.
          IN WITNESS WHEREOF, I have hereunto subscribed my name and affixed the seal of said Corporation this _______ day of May, 1991.

/s/ Barbara M. Bunger
Barbara M, Bunger, Secretary

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